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                                                                    EXHIBIT 10.8

                        ADDENDUM TO EMPLOYMENT AGREEMENT

         THIS ADDENDUM TO EMPLOYMENT AGREEMENT (the "Addendum") is made as of the 7th day of June, 2000, effective as of the 24th day of June, 1999, by and between TARGET LOGISTICS, INC., a Delaware corporation (the "Company") and STUART HETTLEMAN (the "Executive").

                             INTRODUCTORY STATEMENT

         The Company and Executive entered into an Employment Agreement dated as of June 24, 1996 (the "Original Agreement"). The parties desire to extend the term of the Original Agreement for an additional three-year term, and amend certain other provisions of the Original Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          A. All capitalized terms not otherwise defined in this Addendum shall have the meanings set forth in the Original Agreement.

          B. The first sentence of Section 2(a) of the Original Agreement s amended in it entirety to read as follows:

               The Executive shall serve as President and Chief Executive Officer of the Company and as Executive Vice President of each of Amertranz and CAS for a term commencing on the Commencement Date and expiring on June 30, 2002.

          C. The first sentence of Section 3(a) of the Original Agreement is amended in its entirety to read as follows:

                         Base   Salary.   In   consideration   of  his
                    employment hereunder, the Company shall pay to the Executive, in such installments as shall accord with the normal pay practices of the Company, but no less frequently than monthly, an annual salary at the initial rate of $166,833 per annum ("Base Salary").

          D. Section 3(c) of the Original Agreement is hereby amended in its entirety to read as follows:

                         Definition  of EBITDA.  For  purposes of this
                    Agreement,  the term "EBITDA"  shall be the sum of
                    (1) $5,233,026 plus (2) the income of the Company, but before any (i) interest expense, (ii) income taxes or other taxes based on income, (iii) amortization expense, (iv) depreciation expense, and (v) any extraordinary or other one-kind income or loss. The calculation of clause (2) in the above formula shall be derived from the audited financial statements of the Company, computed in accordance with generally accepted accounting principles, consistently applied.

          E. Section 7(b) of the Original Agreement is hereby amended to delete subsection (ii) thereof in its entirety, and redesignate subsection (iii) thereof as subsection (ii) thereof.

          F. Section 10(b) of the Original Agreement is hereby amended in its entirety to read as follows:

                         The  interpretation  and construction of this
                    Agreement shall be governed by the laws of the State of Maryland.


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          G.   The first  sentence of Section 11 of the  Original  Agreement  is hereby amended in its entirety to read as follows:

                         Arbitration.  Disputes  between  the  parties
                    arising under or with respect to this Agreement shall be submitted to arbitration in the City of Baltimore, Maryland, by a single arbitrator under the rules of the American Arbitration Association or a similar organization, and the arbitration award shall be binding upon the parties and enforceable in any court of competent jurisdiction.

          H. Section 12(b) of the Original Agreement is hereby amended to read in its entirety as follows:

                         All notices or other communications described
                    herein or contemplated hereby shall be in writing and shall be deemed to have been duly given if transmitted by facsimile (with proof of delivery) or mailed by registered or certified mail, return receipt requested (i) if to the Company, directed to Target Logistics, Inc., 112 East 25th Street, Baltimore, Maryland 21218, and (ii) if to the Executive, directed to Mr. Stuart Hettleman at P.O. Box 160, Stevenson, Maryland 21153, or to such other address as the parties may in writing establish by notice in accordance herewith.

          I. In all other respects, the Original Agreement, as amended hereby, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

WITNESS:                                TARGET LOGISTICS, INC.


       /s/                              By:    /s/ Philip J. Dubato
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                                           Philip J. Dubato, Vice President

WITNESS:


       /s/                              By:    /s/ Stuart Hettleman
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                                           Stuart Hettleman